Exhibit 99.1

News Release

T1 Announces Acquisition of Advanced Solar Intellectual Property Rights from Evervolt

AUSTIN, Texas and NEW YORK, July 28, 2026 -- T1 Energy Inc. (NYSE: TE) (“T1,” “T1 Energy,” or the “Company”) announced this morning that it has acquired foundational solar patents and other intellectual property (“IP”) and other assets from Singapore-based Evervolt Green Energy Holding Pte Ltd. (“Evervolt”) for a total consideration of $135 million. The patents, which T1 had previously licensed from Evervolt, relate to Tunnel Oxide Passivated Contact (“TOPCon”) solar cells and modules, which T1 believes is the most advanced, highly efficient commercially viable solar technology available.

Under the agreed terms of the transaction, T1 initially paid $2 million in cash to secure the right to acquire the IP and other assets. The remaining $133 million purchase price is payable in four installments: (i) $60 million due within three business days of closing on July 28, 2026 (the “First Tranche”), (ii) $25 million due September 30, 2026, (iii) $30 million due October 15, 2026, and (iv) $18 million due October 30, 2026. T1 currently intends to satisfy the First Tranche by the issuance of shares of T1 common stock. Each installment subsequent to the First Tranche is payable, at T1’s sole election, in cash or shares of T1 common stock or a combination thereof. Any issuance of T1 common stock would be done at a 15% discount to a five trading day volume weighted average trading price during a window ending prior to the date of issuance.

“Owning the intellectual property rights to leading silicon-based solar technologies is an important step to differentiate T1’s competitive position as a vertically integrated crystalline silicon U.S. solar manufacturer,” commented Dan Barcelo, Chairman and CEO of T1 Energy. “We also believe that this intellectual property will be accretive to T1 economically in addition to yielding significant commercial and strategic benefits.”

The acquisition of the IP provides an important economic benefit to T1, as it eliminates future royalty payments now that T1 owns and controls the IP it previously licensed from Evervolt. This acquisition advances T1’s strategy to build America’s first fully integrated domestic silicon-based solar supply chain.

About T1 Energy

T1 Energy Inc. (NYSE: TE) is an energy solutions provider building an integrated U.S. supply chain for solar. In December 2024, T1 completed a transformative transaction, positioning the Company as one of the leading solar manufacturing companies in the U.S., with a complementary solar and storage strategy. Based in the U.S. with plans to expand its operations in America, the Company is also exploring value optimization opportunities across its portfolio of assets in Europe.

To learn more about T1, please visit www.T1energy.com and follow on social media.

Investor contact:

Jeffrey Spittel

EVP, Investor Relations and Corporate Development

jeffrey.spittel@T1energy.com

Tel: +1 409 599 5706

Media contact:

Russell Gold

EVP, Strategic Communications
russell.gold@T1energy.com

Tel: +1 214 616 9715

Cautionary Statement Concerning Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements about the expected benefits of the IP acquisition and T1’s competitive position. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual future events, results, or achievements to be materially different from T1’s expectations and projections expressed or implied by the forward-looking statements. Important factors include, but are not limited to, those discussed under the caption “Risk Factors” in T1’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2026, as amended and supplemented by Amendment No. 1 on Form 10-K/A filed with the SEC on April 30, 2026, and in T1’s other filings with the SEC, including risks related to: (1) T1’s ability to (i) construct and equip manufacturing facilities in a timely and cost-effective manner; (ii) target and retain customers and suppliers; (iii) attract and retain key employees and qualified personnel; (iv) protect its intellectual property; (v) comply with legal and environmental regulations; (vi) compete in international markets in light of export and import controls; (vii) incur substantially more debt; (viii) remediate the material weakness in T1’s internal control over financial reporting or otherwise maintain effective internal control over financial reporting, (ix) qualify for the advanced manufacturing production credit under Section 45X of the Internal Revenue Code of 1986, as amended, and (x) rely on third-party warranties; (2) T1’s ability to secure a comprehensive financing solution to fund the remaining capital expenditure for G2_Austin Phase 1 on favorable terms, or at all, and the timing of such financing; (3) the concentration of T1’s operations in Texas and its dependence on a limited number of suppliers; (4) changes adversely affecting the flow of components and materials from international vendors, the costs of raw materials, components, equipment, and machinery; (5) general economic and geopolitical conditions, (6) changes in applicable laws or regulations, including environmental, export control and tax laws and incentives and renewable energy targets, as well as international trade policies, including tariffs, on T1’s products and competitive position; (7) the outcome of any legal proceedings relating to T1’s products and services, including intellectual property or product liability claims, commercial or contractual disputes, warranty claims, and other proceedings; (8) T1’s ability to satisfy each installment of the IP acquisition consideration as it becomes due, and (9) the capital-intensive nature of T1’s business and its ability to raise additional capital on attractive terms or service its debt. The above referenced filings are available on the SEC’s website at www.sec.gov. Forward-looking statements speak only as of the date of this press release and are based on information available to T1 as of the date of this press release, and T1 assumes no obligation to update such forward-looking statements, all of which are expressly qualified by the statements in this section, whether as a result of new information, future events or otherwise, except as required by law.

T1 intends to use its website as a channel of distribution to disclose information which may be of interest or material to investors and to communicate with investors and the public. Such disclosures will be included on T1’s website in the ‘Investor Relations’ section. T1, and its CEO and Chairman of the Board, Daniel Barcelo, also intend to use certain social media channels, including, but not limited to, X, LinkedIn and Instagram, as means of communicating with the public and investors about T1, its progress, products, and other matters. While not all the information that T1 or Daniel Barcelo post to their respective digital platforms may be deemed to be of a material nature, some information may be. As a result, T1 encourages investors and others interested to review the information that it and Daniel Barcelo posts and to monitor such portions of T1’s website and social media channels on a regular basis, in addition to following T1’s press releases, SEC filings, and public conference calls and webcasts. The contents of T1’s website and its and Daniel Barcelo’s social media channels shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.